UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TAO MINERALS LTD. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	20-1682702 (I.R.S. Employer Identification No.)

Officina 618, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Colombia (Address of principal executive offices)	N/A (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-123560 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value
Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-123560, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, filed on March 24, 2005).
3.2	Bylaws (incorporated by reference from our Form SB-2 Registration Statement, filed on March 24, 2005).
(10)	Material Contracts
10.1	Purchase and Sale Agreement dated October 22, 2004 (incorporated by reference from our Amendment No. 1 on Form SB-2/A Registration Statement, filed on April 28, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TAO MINERALS LTD.

By:

/s/ Gordon Samson

Gordon Samson

Chief Financial Officer and Director

Date: April 21, 2006